Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

Exhibit 10.8

THIRD AMENDED AND RESTATED

ENCORE GLOBAL LP PROFITS INTEREST PLAN

SECTION 1. Purpose. The purpose of this Third Amended and Restated Encore Global LP Profits Interest Plan (the “Plan”) is to promote the interests of Encore Global LP (f/k/a PSAV Group LP), a Delaware limited partnership (“Parent”) and its Subsidiaries, and their respective Affiliates, by (i) attracting and retaining exceptional officers and other employees and consultants of Parent and its Subsidiaries and non-employee directors of Parent and its Subsidiaries and Affiliates and (ii) enabling such individuals to acquire an equity interest in and participate in the long-term growth and financial success of Parent.

SECTION 2. Definitions. Capitalized terms used in this Plan but not expressly defined in this Plan shall have the respective meanings ascribed such terms in the LP Agreement (as defined below). As used in this Plan, the following terms shall have the meanings set forth below:

“Award” shall mean the grant of the right to purchase and/or acquire Class A Units and/or Class B Units.

“Effective Date” shall mean August 20, 2018, which is the date on which this Plan was initially adopted by the General Partner.

“LP Agreement” shall mean the Second Amended and Restated Limited Partnership Agreement of Parent, dated and effective as of September 28, 2018, as may be amended or supplemented from time to time.

“Parent” has the meaning specified in the Section 1 hereof.

“Participant” shall mean any officer or other employee or consultant of Parent or its Subsidiaries or non-employee director of Parent or its Subsidiaries or Affiliates eligible for an Award under Section 5 and selected by the General Partner to receive an Award under this Plan.

“Plan” has the meaning specified in the Section 1 hereof.

“Securityholders Agreement” shall mean the amended and restated Securityholders Agreement, dated as of September 28, 2018, by and among Parent and the other parties thereto, as it may be amended or supplemented thereafter from time to time.

“Subscription Agreement” shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which Parent is a party) evidencing any Award granted hereunder.

“Units” shall mean Class A Units and/or Class B Units issued pursuant to this Plan.

SECTION 3. Units Subject to this Plan. The total number of Units that may be issued pursuant to Awards under this Plan is 120,564,835 Class B Units and an unlimited number of Class A Units. Units which are subject to Awards which terminate or lapse without any payment in respect thereof may be granted again under this Plan.

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

SECTION 4. Administration.

(a) This Plan shall be administered by the General Partner. Subject to the terms of this Plan and applicable law, and in addition to other express powers and authorizations conferred on the General Partner by this Plan, the General Partner shall have full power and authority to: (i) designate Participants; (ii) determine the number and/or class of Units to be covered by an Award; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, forfeited, or suspended; (v) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in this Plan and any instrument or agreement relating to an Award made under this Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (vii) make any other determination and take any other action that the General Partner deems necessary or desirable for the administration of this Plan.

(b) All designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award shall be within the sole discretion of the General Partner, may be made at any time and shall be final, conclusive, and binding upon all persons, including Parent, any Subsidiary, any Participant, any holder or beneficiary of any Award, and any Partner of Parent. The terms and conditions of an Award and the General Partner’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

SECTION 5. Eligibility. Any officer or other employee or consultant to Parent or any of its Subsidiaries or any non-employee director of Company or any of its Subsidiaries or Affiliates (including any prospective officer, employee, non-employee director or consultant) shall be eligible to be designated a Participant.

SECTION 6. Awards.

(a) Subject to LP Agreement and the Securityholders Agreement. As a condition to the grant of an Award, the Participant will be required to become a party to a Subscription Agreement, Securityholders Agreement and the LP Agreement. All Awards granted hereunder and Units acquired will be held subject to the terms and conditions of the LP Agreement, Securityholders Agreement and the applicable Subscription Agreement. Neither the adoption of the Plan nor the grant of any Award made hereunder shall restrict in any way the adoption of any amendment to, or any restatement of, the LP Agreement in accordance with the terms of such agreement. Nothing in this Plan or in any Subscription Agreement shall require the consent of any holder of any Unit to any amendment to or restatement of the LP Agreement.

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

(b) Adjustments. Notwithstanding any other provisions in the LP Agreement to the contrary, in the event of any change in the outstanding Units after the Effective Date by reason of any equity dividend or split, reverse equity split, reorganization, recapitalization, reclassification, merger, consolidation, spin-off, combination, or transaction or exchange of Units or other corporate exchange, or any distribution to Limited Partners of equity or cash (other than regular cash distributions) or any transaction similar to the foregoing (regardless of whether outstanding Units are changed), the General Partner in its sole discretion and without liability to any Person shall make such substitution or adjustment or proportionate adjustment, if any, as it deems to be equitable, as to (i) the distribution priorities contained in the LP Agreement and/or (ii) any other affected terms of any Award.

SECTION 7. Amendment and Termination.

(a) Amendments to or Termination of this Plan. The General Partner may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided that any such amendment, alteration, suspension, discontinuance, or termination that would be reasonably expected to have a material adverse effect on the rights of any Participant or other holder of an outstanding Award shall not be effective without the consent of the affected Participant or other holder.

(b) Amendments to or Termination of Awards. The General Partner may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination not expressly contemplated by this Plan that would be reasonably expected to have a material adverse effect on the rights of any Participant or other holder of an outstanding Award shall not be effective without the consent of the affected Participant or other holder.

SECTION 8. General Provisions.

(a) No Rights to Awards. No person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards. The terms and conditions of Awards and the General Partner’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(b) Certificates. All certificates, if any, evidencing Units or other securities of Parent or any Subsidiary delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the General Partner may deem advisable under this Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed, and any applicable federal or state laws, and the General Partner may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Withholding. A Participant may be required to pay to Parent or any Subsidiary and Parent or any Subsidiary shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant the amount (in cash, securities, or other property) of any applicable withholding taxes in respect of an Award or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of Parent to satisfy all obligations for the payment of such taxes.

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

(d) No Right to Employment or Other Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship with, Parent or any Subsidiary. Further, Parent or a Subsidiary may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Subscription Agreement.

(e) Governing Law. The validity, construction, and effect of this Plan shall be determined in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without regard to such state’s conflict of laws rules.

(f) Conflict Between or Among the Plan, the LP Agreement, the Securityholders Agreement and/or the Subscription Agreements. The Plan is subject to the LP Agreement and the Securityholders Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and therein, the LP Agreement and the Securityholders Agreement (as applicable) shall govern and prevail. In the event of a conflict between any term or provision contained herein and in any Subscription Agreement, this Plan shall govern and prevail.

(g) Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the General Partner, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the General Partner, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

SECTION 9. Term of this Plan.

(a) Effective Date. This Plan shall be effective as of the Effective Date.

(b) Expiration Date. No Award shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in this Plan or in an applicable Subscription Agreement, any Award granted hereunder may, and the authority of the General Partner to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after such date.

***

4